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                                                                       EXHIBIT 5

June 19, 1998


Board of Directors
Blue River Bancshares, Inc.
P.O. Box 927
Shelbyville, IN  46176

         RE:      Issuance of Shares of Common Stock of Blue River Bancshares,
                  Inc.

Ladies and Gentlemen:

         We have represented Blue River Bancshares, Inc. (the "Company") as special counsel in connection with the preparation and filing of a Registration Statement on Form SB-2 (the "Registration Statement") with the Securities and Exchange Commission for the purpose of registering, under the Securities Act of 1933, as amended, up to 1,725,000 shares of the Company's common stock, no par value (the "Shares").

         The Shares will be sold and issued in accordance with the Registration Statement.

         In connection with this opinion, we have reviewed (i) the Registration Statement, (ii) the form of Underwriting Agreement which is filed as an exhibit to the Registration Statement, (iii) the Company's Articles of Incorporation and By-Laws, and (iv) such other records, documents, instruments and information as we have in our judgment deemed relevant. In our review, we have assumed the following: (i) the authenticity of original documents and the genuineness of all signatures, (ii) the conformity to the originals of all documents submitted to us as copies, and (iii) the truth, accuracy and completeness of the records, documents, instruments, certificates and information which we have reviewed. We have also assumed that the Registration Statement, and any applicable amendments thereto (including post-effective amendments), will have become effective under the Securities Act of 1933, as amended.

         Based upon the foregoing, and subject to the exceptions, qualifications and limitations stated herein, we are of the opinion that the Shares are duly authorized and, if and when the Shares are sold and issued in accordance with the Registration Statement and when the full consideration specified in the Registration Statement has been received, will be validly issued, fully paid and nonassessable.


         This opinion is limited to the matters stated herein, and no opinion is to be implied or may be inferred beyond the matters expressly stated.




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Board of Directors
Blue River Bancshares, Inc.
June 19, 1998
Page 2



         We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference made to us in the Registration Statement and in the Prospectus under the caption "Legal Matters." In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder. Except as stated above, without our prior written consent, this opinion may not be furnished or quoted to, or relied upon by, any other person or for any other purpose.


                                                 Very truly yours,



                                          /s/ KRIEG DeVAULT ALEXANDER & CAPEHART
                                          --------------------------------------
                                          KRIEG DeVAULT ALEXANDER & CAPEHART